Exhibit 99

               PRESS RELEASE OF FIRST CLOVER LEAF FINANCIAL CORP.


January 22, 2008

                        FIRST CLOVER LEAF FINANCIAL CORP.
                          ANNOUNCES QUARTERLY DIVIDEND


       EDWARDSVILLE, Illinois - Media Contact Dennis Terry (618) 656-6122

First Clover Leaf Financial Corp. (the "Company") (Nasdaq: FCLF - News) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended December 31, 2007. The dividend will be payable to stockholders of record as of February 15, 2008 and is expected to be paid on February 22, 2008. The Company has 8,547,831 shares of common stock outstanding.
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